UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 1, 2006

ECOLAB INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9328	41-0231510
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		No.)

370 Wabasha Street North, Saint Paul, Minnesota		55102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 651-293-2233

(Not applicable)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13a-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Effective June 1, 2006, Ecolab Inc. entered into an Amended and Restated Multicurrency Credit Agreement, which amended the preceding form of such agreement by, among other things, (i) deleting the financial covenant in Section 5.03, (ii) increasing the lien basket from $75 million to $100 million in Section 5.02(a), (iii) extending the term from August 13, 2009 to June 1, 2011, and (iv) changing the pricing grid for fees under Section 2.04 and interest under Section 2.07.

A copy of the Amended and Restated Multicurrency Credit Agreement in connection with this report under Item 1.01 is attached as Exhibit (10) and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits.

(10)

Multicurrency Credit Agreement, dated as of September 29, 1993, as amended and restated as of June 1, 2006, among Ecolab Inc., the financial institutions party thereto as Banks from time to time, the financial institutions party thereto as Issuing Banks from time to time, Citibank, N.A., as administrative agent for the Banks and Issuing Banks thereunder, Citibank International PLC, as agent for the Banks in connection with certain of the Eurocurrency Advances, and JPMorgan Chase Bank, N.A., as syndication agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLAB INC.

Date: June 5, 2006	By:	/s/Timothy P. Dordell
By: Timothy P. Dordell
Its: Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description	Method Of Filing

(10)

Multicurrency Credit Agreement, dated as of September 29, 1993, as amended and restated as of June 1, 2006, among Ecolab Inc., the financial institutions party thereto as Banks from time to time, the financial institutions party thereto as Issuing Banks from time to time, Citibank, N.A., as administrative agent for the Banks and Issuing Banks thereunder, Citibank International PLC, as agent for the Banks in connection with certain of the Eurocurrency Advances, and JPMorgan Chase Bank, N.A., as syndication agent.

Filed herewith electronically.